EXHIBIT 3.01(H)


                           CERTIFICATE OF AMENDMENT

                                    TO THE

                    RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                     AIR & WATER TECHNOLOGIES CORPORATION

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                        Pursuant to Section 242 of the
               General Corporation Law of the State of Delaware

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            Air & Water Technologies Corporation, a Delaware corporation
(the "Corporation"), does hereby certify as follows:

            FIRST: The name of the Corporation is Air & Water Technologies Corporation.

            SECOND: Effective immediately upon filing of this Certificate of Amendment and without further action on the part of the Corporation or its stockholders, the provisions of Article FIRST of the Corporation's Restated Certificate of Incorporation shall be amended as described herein.

            THIRD: That the Restated Certificate of Incorporation of the Corporation is hereby amended to change the name of the Corporation from "Air & Water Technologies Corporation" to "Aqua Alliance Inc." and to delete the current Article FIRST in its entirety and to set forth a new Article FIRST as follows:

                 "FIRST:  The name of the Corporation is Aqua Alliance Inc."

            FOURTH: That this Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed in its corporate name this 12th day of October, 1998.


                                          AIR & WATER TECHNOLOGIES
                                             CORPORATION


                                          By:  /s/ Thierry M. Mallet
                                             ------------------------------
                                             Name:  Thierry M. Mallet
                                             Title: President and Chief
                                                      Executive Officer